Exhibit 5

Intellipharmaceutics International Inc
30 Worcester Road
Toronto, Ontario  M9W 5X2

March 10, 2011

Intellipharmaceutics International Inc
30 Worcester Road
Toronto, Ontario
M9W 5X2

Re:          Registration Statement on Form F-3
Registration for resale of 4,800,000 Common Shares and 4,896,000 Common Shares underlying Warrants by Selling Shareholders

Dear Sir/Madam:

In my role as Vice-President of Legal Affairs and Licensing of Intellipharmaceutics International Inc., a Canadian corporation (the “Company”), I have also served in a capacity as the Company’s general and corporate counsel in connection with the preparation and filing by the Company of a Registration Statement on Form F-3  (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of an aggregate of (i) 4,800,000 common shares and (ii) 4,896,000 common shares underlying purchase warrants (collectively, the “Securities”), which may be sold by the selling shareholders listed in the Registration Statement from time to time.

I have examined originals, or copies, certified or otherwise identified to my satisfaction of such corporate records of the Company, certificates and statements of public officials, certificates of officers of the Company, the Registration Statement and other documents including corporate authorizing documentation, regarding the issuance of the Securities.  I have also made such inquiries and reviewed such other documents and records as I have deemed necessary or appropriate as a basis for my opinion.  I have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others.

The Securities consist of:

(a)
an aggregate of 4,800,000 common shares (the “Common Shares”) of the Company (the “Investor Shares”) which were originally issued in a private placement that closed on February 1, 2011 (the “Private Placement”) and which are included in the Registration Statement;

(b)
Series A warrants entitling the holders thereof to acquire an aggregate of 2,400,000 Common Shares of the Company at a price of $2.50 per whole Common Share (the “Series A Warrants”) which were issued in the Private Placement and which are included in the Registration Statement;

(c)	Series B warrants entitling the holders thereof to acquire an aggregate of 2,400,000 Common Shares of the Company at a price of $2.50 per whole

Common Share (the “Series B Warrants”) which were issued in the Private Placement and which are included in the Registration Statement;

(the Series A Warrants and the Series B Warrants being collectively called the “Investor Warrants” and the Common Shares of the Company purchasable thereunder being collectively called the “Investor Warrant Shares”); and

(d)
the issuance to certain parties which acted for the Company as placement agents in connection with the Private Placement, of warrants entitling the holders to acquire an aggregate of 96,000 Common Shares of the Company at an exercise price of $3.125 on the terms set out therein (such warrants being collectively called the “Placement Agent Warrants” and the Common Shares purchasable thereunder being called the “Placement Agent Warrant Shares”);

In my examination of the relevant documentation, I have assumed the authenticity of all documents submitted to me as originals, the conformity with originals of all documents submitted to me as certified copies or otherwise satisfactorily identified and the correctness of all statements of fact contained therein.

The opinions expressed herein are limited to the Canadian federal laws and such laws of the Province of Ontario as are applicable to the Company as a Canadian corporation (collectively, “Applicable Law”).

Based and subject to the foregoing, I am of the opinion that the 4,800,000 Investor Shares have been duly authorized and validly issued and are fully paid and non-assessable Common Shares of the Company and have been issued in compliance with Applicable Law.  The 4,800,000 Investor Warrant Shares and the 96,000 Placement Agent Warrant Shares have been duly authorized and when issued and paid for in accordance with the terms and conditions of the warrants applicable thereto will be validly issued, fully paid and non-assessable in compliance with Applicable Law.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ John Allport

John Allport
Vice President, Legal Affairs & Licensing